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SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2013 with respect to the consolidated financial statements of Bio Matrix Scientific Group, Inc. for the year ended September 30, 2012 included in its Annual Report (Form 10-K) for the year ended September 30, 2012 filed with the Securities and Exchange Commission, and the reference to us under the caption “Experts.”

/s/ Seale and Beers, CPAs
Seale and Beers, CPAs
Las Vegas, Nevada
May 1, 2013

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